As filed with the Securities and Exchange Commission on April 1, 2009

Registration No. 333-69378

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

Form S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

EXXON MOBIL CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey                                                          13-5409005

(State or other jurisdiction of                               (I.R.S. Employer

incorporation or organization)                             Identification No.)

5959 Las Colinas Boulevard

Irving, Texas

(Address of Principal Executive Offices)

75039-2298

(Zip Code)

ExxonMobil Fuels Marketing Savings Plan

(Full title of the plan)

Patrick T. Mulva

Vice President and Controller

Exxon Mobil Corporation

5959 Las Colinas Boulevard

Irving, TX  75039-2298

(Name and address of agent for service)

(972) 444-1000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non−accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b−2 of the Exchange Act.

Large accelerated filer    x                                                                                               Accelerated filer

Non−accelerated filer        (Do not check if a smaller reporting company)    Smaller reporting company

EXPLANATORY NOTE

Exxon Mobil Corporation ("ExxonMobil" or the "Registrant") registered 1,000,000 shares of its Common Stock, no par value per share (the "Common Stock"), and an indeterminate amount of plan interests for sale under the ExxonMobil Fuels Marketing Savings Plan (the "Plan"), pursuant to the Registration Statement on Form S-8, File No. 333-69378, filed with the Securities and Exchange Commission on September 14, 2001.  No shares of Common Stock were sold under the Plan. This Post-Effective Amendment No. 1 is being filed to deregister all plan interests and all shares of Common Stock registered pursuant to the aforementioned Registration Statement.

Accordingly, ExxonMobil hereby withdraws from registration under the Registration Statement on Form S-8, File No. 333-69378, all plan interests and all shares of Common Stock that were so registered.

Item 8.    Exhibits.

  24        Power of Attorney.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this

Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on the first day of April, 2009.

                                                                                       EXXON MOBIL CORPORATION

                                                                                       By:     /s/ Rex W. Tillerson

Rex W. Tillerson

                                                                                                 Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.

           /s/ Rex W. Tillerson                                   Chairman of the Board               April 1, 2009

(Rex W. Tillerson)                                     and Chief Executive

              Officer (Principal

              Executive Officer)

                          *                                                  Director                                      April 1, 2009

(Michael J. Boskin)

                                                                              Director

(Larry R. Faulkner)

                                                                              Director

(William W. George)

                          *                                                   Director                                      April 1, 2009

(James R. Houghton)

                          *                                                   Director                                      April 1, 2009

(Reatha Clark King)

                          *                                                  Director                                      April 1, 2009

(Marilyn Carlson Nelson)

                                                                              Director

(Samuel J. Palmisano)

                                                                             Director

(Steven S Reinemund)

                           *                                                  Director                                       April 1, 2009

(Walter V. Shipley)

                                                                               Director

(Edward E. Whitacre, Jr.)

            /s/ Patrick T. Mulva                                     Controller (Principal                      April 1, 2009

(Patrick T. Mulva)                                        Accounting Officer)

            /s/ Donald D. Humphreys                             Treasurer (Principal                     April 1, 2009

(Donald D. Humphreys)                                Financial Officer)

* By:       /s/ Richard E. Gutman

              Richard E. Gutman

              Attorney-in-Fact

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Post-Effective Amendment No. 1 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on the first day of April, 2009.

EXXONMOBIL FUELS MARKETING SAVINGS PLAN

                                                                                       By:          /s/ Leonard M. Rubin

                                                                                                     Leonard M. Rubin

                                                                                                     Administrator - Finance

INDEX TO EXHIBITS

Exhibit Number                                        Exhibit

24                                                             Power of Attorney.